Exhibit 99.1

Paramount Announces Second Quarter 2023 Results

NEW YORK – July 31, 2023 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 today and reported results for the second quarter ended June 30, 2023.

Second Quarter Highlights:

Results of Operations:

•
Reported net loss attributable to common stockholders of $47.5 million, or $0.22 per diluted share, for the quarter ended June 30, 2023, compared to net loss attributable to common stockholders of $0.4 million, or $0.00 per diluted share, for the quarter ended June 30, 2022. Net loss attributable to common stockholders for the quarter ended June 30, 2023, includes (i) $23.1 million, or $0.11 per diluted share, for our share of a non-cash real estate impairment loss related to an unconsolidated joint venture, and (ii) non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the previously announced terminated SVB Securities lease and the surrendered JPMorgan space.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $38.7 million, or $0.18 per diluted share, for the quarter ended June 30, 2023, compared to $53.6 million, or $0.24 per diluted share, for the quarter ended June 30, 2022. Core FFO attributable to common stockholders for the quarter ended June 30, 2023 includes non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the previously announced terminated SVB Securities lease and the surrendered JPMorgan space.
•
Updated its full year 2023 Earnings Guidance as follows:
o
Estimated net loss attributable to common stockholders is expected to be between $0.28 and $0.24 per diluted share, compared to its prior estimate of $0.11 and $0.07 per diluted share, an increase in net loss of $0.17 per diluted share at the midpoint of the Company’s prior estimate.
o
Estimated Core FFO attributable to common stockholders is expected to be between $0.84 and $0.88 per diluted share, compared to its prior estimate of $0.90 and $0.94 per diluted share, a decrease of $0.06 per diluted share at the midpoint of the Company’s prior guidance.
•
Reported a 5.0% decrease in Same Store Net Operating Income (“NOI”) and a 4.7% decrease in Same Store Cash NOI in the quarter ended June 30, 2023, compared to the same period in the prior year.
•
Leased 71,847 square feet, of which the Company’s share was 57,404 square feet that was leased at a weighted average initial rent of $78.14 per square foot. Of the 71,847 square feet leased, 34,514 square feet represented the Company’s share of second generation space(1), for which mark-to-markets were 3.9% on a GAAP basis and negative 3.1% on a cash basis.
•
Declared a second quarter cash dividend of $0.035 per common share on June 15, 2023, which was paid on July 14, 2023.

___________________

(1) Second generation space represents space leased in the current period (i) prior to its originally scheduled expiration, or (ii) that has been vacant for less than twelve months.

Financial Results

Quarter Ended June 30, 2023

Net loss attributable to common stockholders was $47.5 million, or $0.22 per diluted share, for the quarter ended June 30, 2023, compared to $0.4 million, or $0.00 per diluted share, for the quarter ended June 30, 2022. Net loss attributable to common stockholders for the quarter ended June 30, 2023, includes (i) $23.1 million, or $0.11 per diluted share, for our share of a non-cash real estate impairment loss related to an unconsolidated joint venture, and (ii) non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the previously announced terminated SVB Securities lease and the surrendered JPMorgan space.

Funds from Operations (“FFO”) attributable to common stockholders was $34.0 million, or $0.16 per diluted share, for the quarter ended June 30, 2023, compared to $53.3 million, or $0.24 per diluted share, for the quarter ended June 30, 2022. FFO attributable to common stockholders for the quarter ended June 30, 2023 includes non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the previously announced terminated SVB Securities lease and the surrendered JPMorgan space. FFO attributable to common stockholders for the quarters ended June 30, 2023 and 2022 also includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarter ended June 30, 2023 and 2022 by $4.7 million and $0.3 million, respectively, or $0.02 and $0.00 per diluted share, respectively. Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $38.7 million, or $0.18 per diluted share, for the quarter ended June 30, 2023, compared to $53.6 million, or $0.24 per diluted share, for the quarter ended June 30, 2022.

Six Months Ended June 30, 2023

Net loss attributable to common stockholders was $45.8 million, or $0.21 per diluted share, for the six months ended June 30, 2023, compared to net income attributable to common stockholders of $3.0 million, or $0.01 per diluted share, for the six months ended June 30, 2022. Net loss attributable to the common stockholders for the six months ended June 30, 2023 includes (i) $23.1 million, or $0.11 per diluted share, for our share of a non-cash real estate impairment loss related to an unconsolidated joint venture, and (ii) non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the previously announced terminated SVB Securities lease and the surrendered JPMorgan space.

FFO attributable to common stockholders was $90.8 million, or $0.42 per diluted share, for the six months ended June 30, 2023, compared to $108.2 million, or $0.49 per diluted share, for the six months ended June 30, 2022. FFO attributable to common stockholders for the six months ended June 30, 2023 includes non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the previously announced terminated SVB Securities lease and the surrendered JPMorgan space. FFO attributable to common stockholders for the six months ended June 30, 2023 and 2022 also includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the six months ended June 30, 2023 by $4.0 million, or $0.02 per diluted share and did not impact FFO attributable to common stockholders for the six months ended June 30, 2022. Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $94.8 million, or $0.44 per diluted share, for the six months ended June 30, 2023, compared to $108.2 million, or $0.49 per diluted share, for the six months ended June 30, 2022.

Portfolio Operations

Quarter Ended June 30, 2023

Same Store NOI decreased by $5.1 million, or 5.0%, to $97.3 million for the quarter ended June 30, 2023 from $102.4 million for the quarter ended June 30, 2022. Same Store Cash NOI decreased by $4.5 million, or 4.7%, to $91.8 million for the quarter ended June 30, 2023 from $96.3 million for the quarter ended June 30, 2022.

During the quarter ended June 30, 2023, the Company leased 71,847 square feet, of which the Company’s share was 57,404 square feet that was leased at a weighted average initial rent of $78.14 per square foot. This leasing activity, offset by lease expirations in the quarter, decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 20 basis points to 89.6% at June 30, 2023 from 89.8% at March 31, 2023. Of the 71,847 square feet leased in the second quarter, 34,514 square feet represented the Company’s share of second generation space for which mark-to-markets were 3.9% on a GAAP basis and negative 3.1% on a cash basis. The weighted average lease term for leases signed during the second quarter was 10.6 years and weighted average tenant improvements and leasing commissions on these leases were $12.16 per square foot per annum, or 15.6% of initial rent.

Six Months Ended June 30, 2023

Same Store NOI increased by $1.7 million, or 0.9%, to $199.7 million for the six months ended June 30, 2023 from $198.0 million for the six months ended June 30, 2022. Same Store Cash NOI decreased by $4.4 million, or 2.3%, to $187.2 million for the six months ended June 30, 2023 from $191.6 million for the six months ended June 30, 2022.

During the six months ended June 30, 2023, the Company leased 267,481 square feet, of which the Company’s share was 227,737 square feet that was leased at a weighted average initial rent of $81.18 per square foot. This leasing activity, offset by lease expirations in the six months, decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 170 basis points to 89.6% at June 30, 2023 from 91.3% at December 31, 2022. The 170 basis point decrease in leased occupancy was driven primarily by the scheduled expiration of Credit Agricole’s 305,132 square foot lease in February 2023, partially offset by O’Melveny & Myers’ 160,708 square foot lease; both of which were at 1301 Avenue of the Americas in the Company’s New York portfolio.

Of the 267,481 square feet leased in the six months, 178,396 square feet represented the Company’s share of second generation space for which mark-to-markets were 1.4% on a GAAP basis and negative 2.1% on a cash basis. The weighted average lease term for leases signed during the six months was 12.4 years and weighted average tenant improvements and leasing commissions on these leases were $12.64 per square foot per annum, or 15.6% of initial rent.

Guidance

The Company is updating its Estimated Core FFO Guidance for the full year of 2023, which is reconciled below to estimated net loss attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.28 and $0.24 per diluted share, compared to its prior estimate of $0.11 and $0.07 per diluted share, an increase in net loss of $0.17 per diluted share at the midpoint of the Company’s prior estimate. This increase in net loss resulted primarily from (i) our share of a non-cash real estate impairment loss related to an unconsolidated joint venture of $0.11 per diluted share, (ii) non-cash straight-line rent receivable write-offs aggregating $0.06 per diluted share related to the terminated SVB Securities lease and the surrendered JPMorgan space, (iii) lower GAAP rental revenue in the second half of the year aggregating $0.02 per diluted share related to the terminated SVB Securities lease and the surrendered JPMorgan space, partially offset by (iv) termination income of $0.02 per diluted share in connection with a tenant’s lease termination at 1633 Broadway. The estimated net loss attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the six months ended June 30, 2023 and its outlook for the remainder of 2023, the Company is updating its Estimated 2023 Core FFO to be between $0.84 and $0.88 per diluted share, compared to its prior estimate of $0.90 and $0.94 per diluted share. This represents a decrease of $0.06 per diluted share at the midpoint of the Company’s prior guidance, resulting primarily from (i) non-cash straight-line rent receivable write-offs aggregating $0.06 per diluted share related to the terminated SVB Securities lease and the surrendered JPMorgan space, (ii) lower GAAP rental revenue in the second half of the year aggregating $0.02 per diluted share related to the terminated SVB Securities lease and the surrendered JPMorgan space, partially offset by (iii) termination income of $0.02 per diluted share in connection with a tenant’s lease termination at 1633 Broadway.

	Full Year 2023
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.28)	$(0.24)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	1.01	1.01
Pro rata share of non-cash real estate impairment loss related to an unconsolidated joint venture	0.11	0.11
Estimated Core FFO	$0.84	$0.88

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 7. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate related fund investments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; the risk we may lose a major tenant or that a major tenant may be adversely impacted by market and economic conditions, including rising inflation and interest rates; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of rising inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; the negative impact of any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs and adjustments, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE’s share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended June 30, 2023, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Tuesday, August 1, 2023 at 9:00 a.m. Eastern Time (ET), during which management will discuss the second quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on August 1, 2023 through August 8, 2023 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13739420.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	June 30, 2023	December 31, 2022
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,199,074	6,177,540
	8,165,311	8,143,777
Accumulated depreciation and amortization	(1,377,917)	(1,297,553)
Real estate, net	6,787,394	6,846,224
Cash and cash equivalents	434,751	408,905
Restricted cash	72,680	40,912
Accounts and other receivables	13,692	23,866
Real estate related fund investments	66,606	105,369
Investments in unconsolidated real estate related funds	5,270	3,411
Investments in unconsolidated joint ventures	398,677	393,503
Deferred rent receivable	346,583	346,338
Deferred charges, net	113,271	120,685
Intangible assets, net	79,558	90,381
Other assets	49,497	73,660
Total assets	$8,367,979	$8,453,254

Liabilities:
Notes and mortgages payable, net	$3,842,669	$3,840,318
Revolving credit facility	-	-
Accounts payable and accrued expenses	113,449	123,176
Dividends and distributions payable	8,188	18,026
Intangible liabilities, net	31,960	36,193
Other liabilities	23,700	24,775
Total liabilities	4,019,966	4,042,488
Equity:
Paramount Group, Inc. equity	3,507,480	3,592,291
Noncontrolling interests in:
Consolidated joint ventures	407,647	402,118
Consolidated real estate related funds	183,988	173,375
Operating Partnership	248,898	242,982
Total equity	4,348,013	4,410,766
Total liabilities and equity	$8,367,979	$8,453,254

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Rental revenue	$165,506	$177,243	$347,219	$347,165
Fee and other income	7,156	8,274	13,917	22,037
Total revenues	172,662	185,517	361,136	369,202
Expenses:
Operating	71,078	67,814	141,387	134,475
Depreciation and amortization	62,627	57,398	121,515	113,022
General and administrative	16,224	16,706	30,847	32,351
Transaction related costs	63	159	191	276
Total expenses	149,992	142,077	293,940	280,124
Other income (expense):
Loss from real estate related fund investments	(42,644)	-	(39,094)	-
Income (loss) from unconsolidated real estate related funds	32	155	(146)	325
Loss from unconsolidated joint ventures	(28,402)	(4,416)	(34,164)	(9,529)
Interest and other income, net	2,967	796	5,892	1,027
Interest and debt expense	(36,879)	(35,578)	(73,338)	(69,855)
(Loss) income before income taxes	(82,256)	4,397	(73,654)	11,046
Income tax expense	(573)	(359)	(861)	(886)
Net (loss) income	(82,829)	4,038	(74,515)	10,160
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(5,351)	(4,779)	(10,992)	(8,204)
Consolidated real estate related funds	37,301	352	36,478	1,368
Operating Partnership	3,341	29	3,220	(313)
Net (loss) income attributable to common stockholders	$(47,538)	$(360)	$(45,809)	$3,011

Per Share:
Basic	$(0.22)	$(0.00)	$(0.21)	$0.01
Diluted	$(0.22)	$(0.00)	$(0.21)	$0.01

Weighted average common shares outstanding:
Basic	217,003,931	222,971,886	216,784,737	220,888,664
Diluted	217,003,931	222,971,886	216,784,737	220,930,019

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Reconciliation of Net (Loss) Income to FFO and Core FFO:
Net (loss) income	$(82,829)	$4,038	$(74,515)	$10,160
Real estate depreciation and amortization (including our share of unconsolidated joint ventures)	72,096	67,235	140,527	133,060
Our share of a real estate impairment loss related to an unconsolidated joint venture	24,734	-	24,734	-
FFO	14,001	71,273	90,746	143,220
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(14,889)	(13,945)	(30,064)	(26,460)
Consolidated real estate related funds	37,295	346	36,465	1,355
FFO attributable to Paramount Group Operating Partnership	36,407	57,674	97,147	118,115
Less FFO attributable to noncontrolling interests in Operating Partnership	(2,390)	(4,352)	(6,351)	(9,920)
FFO attributable to common stockholders	$34,017	$53,322	$90,796	$108,195
Per diluted share	$0.16	$0.24	$0.42	$0.49

FFO	$14,001	$71,273	$90,746	$143,220
Non-core items:
Adjustment to equity in earnings for contributions to
(distributions from) unconsolidated joint ventures	(1,301)	168	(2,623)	(415)
Adjustments for realized and unrealized gains and losses on
consolidated and unconsolidated real estate related fund investments	45,686	(29)	47,021	18
Other, net (including after-tax net gains or losses on sale of
residential condominium units at One Steuart Lane)	659	671	3,196	2,050
Core FFO	59,045	72,083	138,340	144,873
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(14,889)	(13,945)	(30,064)	(26,460)
Consolidated real estate related funds	(2,773)	(128)	(6,800)	(287)
Core FFO attributable to Paramount Group Operating Partnership	41,383	58,010	101,476	118,126
Less Core FFO attributable to noncontrolling interests in Operating Partnership	(2,717)	(4,377)	(6,636)	(9,915)
Core FFO attributable to common stockholders	$38,666	$53,633	$94,840	$108,211
Per diluted share	$0.18	$0.24	$0.44	$0.49

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	217,003,931	222,971,886	216,784,737	220,888,664
Effect of dilutive securities	11,089	26,594	31,669	41,355
Denominator for FFO and Core FFO per diluted share	217,015,020	222,998,480	216,816,406	220,930,019

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI:
Net (loss) income	$(82,829)	$4,038	$(74,515)	$10,160
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	62,627	57,398	121,515	113,022
General and administrative	16,224	16,706	30,847	32,351
Interest and debt expense	36,879	35,578	73,338	69,855
Income tax expense	573	359	861	886
Loss from real estate related fund investments	42,644	-	39,094	-
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	10,720	11,585	21,101	22,819
Loss from unconsolidated joint ventures	28,402	4,416	34,164	9,529
Fee income	(4,976)	(5,974)	(9,533)	(17,962)
Interest and other income, net	(2,967)	(796)	(5,892)	(1,027)
Other, net	31	4	337	(49)
NOI	107,328	123,314	231,317	239,584
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(22,564)	(21,796)	(45,276)	(42,118)
PGRE's share of NOI	84,764	101,518	186,041	197,466
Lease termination income	(2,055)	(157)	(2,055)	(1,875)
Non-cash write-offs of straight-line rent receivable	13,906	-	13,906	306
Acquisitions / Redevelopment and other, net	686	1,057	1,765	2,065
PGRE's share of Same Store NOI	$97,301	$102,418	$199,657	$197,962

NOI	$107,328	$123,314	$231,317	$239,584
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	7,515	(5,977)	(176)	(4,319)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(2,239)	(1,128)	(4,077)	(2,325)
Cash NOI	112,604	116,209	227,064	232,940
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(19,707)	(20,693)	(39,552)	(41,206)
PGRE's share of Cash NOI	92,897	95,516	187,512	191,734
Lease termination income	(2,055)	(157)	(2,055)	(1,875)
Acquisitions / Redevelopment and other, net	948	989	1,701	1,738
PGRE's share of Same Store Cash NOI	$91,790	$96,348	$187,158	$191,597